Exhibit 10.1

EXECUTION COPY

3,400,000 Shares

ENERSYS

Common Stock (Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

May 21, 2008

May 21, 2008

Goldman, Sachs & Co.,

Banc of America Securities LLC

    As representatives of the several Underwriters

    named in Schedule I hereto,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

    and

c/o Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Dear Sirs and Mesdames:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of EnerSys, a Delaware corporation (the “Company”), propose to sell to the underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), an aggregate of 3,400,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company, and at the election of the Underwriters, up to an aggregate of 340,000 additional shares of Common Stock (the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3(b) hereof are herein collectively called the “Shares”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) has been filed on Form S-3 (File No. 333-151000) in respect of the Shares not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing (the “Effective Date”); and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below) together with the information set forth on Schedule IV and any Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, is hereinafter called the “Pricing Disclosure Package”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); “Applicable Time” means 8:15 p.m. (New York City time) on May 21, 2008.

(b) The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in Rules 164, 405 and 433 of the Rules and Regulations in connection with the offering of the Shares.

(c) (i) The Registration Statement as of the Effective Date did not contain, and any post-effective amendment thereto at the time it becomes effective will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the Effective Date, complied and any post-effective amendment thereto at the time it becomes effective will comply, each Preliminary Prospectus complied and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date with the Securities Act and the Rules and Regulations and (iii) the Prospectus, as of its date and the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriters or any Selling Stockholder furnished to the Company in writing by the Underwriters or such Selling Stockholder, as the case may be, expressly for use therein.

(d) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus (i) conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and (ii) did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein.

(f) Each Preliminary Prospectus did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from such Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters or any Selling Stockholder specifically for inclusion therein.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), does not conflict with the information contained in the most recent Preliminary Prospectus or the Prospectus and when considered together with the Pricing Disclosure Package as of the Applicable Time, and the price of the Shares and disclosures directly relating thereto included on the cover page of the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each of the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(j) Each significant subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (each a “Significant Subsidiary”, collectively the “Significant Subsidiaries”) has been duly incorporated or formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own its property and to conduct its business as described in each of the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except in the case of shares pledged pursuant to that certain Credit Agreement dated March 17, 2004, among the Company, EnerSys Capital Inc., various lending institutions party thereto, Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and Lehman Commercial Paper Inc., as amended (the “Credit Agreement”); all of the issued limited liability company interests of each Significant Subsidiary of the Company that is a limited liability company have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except in the case of limited liability company interests pledged pursuant to the Credit Agreement; all of the issued limited partnership interests of each Significant Subsidiary of the Company that is a limited partnership have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except in the case of limited partnership interests pledged pursuant to the Credit Agreement.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(m) The shares of Common Stock outstanding prior to the sale of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(n) The Shares have been duly authorized and issued, and are fully paid and non-assessable, and after they are delivered against payment therefor as provided herein, the Shares will not be subject to any preemptive or similar rights.

(o) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except, in the case of the foregoing clauses (i), (iii) or (iv), where such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(p) There has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Pricing Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(q) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(r) The Company is not, and after giving effect to the offering and sale of the Shares described in the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) Except as described in the Pricing Disclosure Package and the Prospectus, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) Except as described in the Pricing Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(v) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, that in either case is required to be disclosed in the Pricing Disclosure Package or the Prospectus; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except with respect to each of the foregoing clauses (i), (ii), and (iii) as described in the Pricing Disclosure Package and the Prospectus.

(w) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or which would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, except in each case as described in the Pricing Disclosure Package and the Prospectus.

(x) Except as described in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own or possess, or the ability to acquire on reasonable terms, any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, except as described in the Pricing Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent.

(z) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in management’s judgment are prudent; neither the Company nor any of its Significant Subsidiaries has

been refused any insurance coverage sought or applied for, except such refusals of coverage relating to directors and officers liability insurance; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package and the Prospectus and except for such non-renewals of coverage or inability to obtain similar coverage from similar insurers relating to directors and officers liability insurance.

(aa) The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities that are necessary to conduct their respective businesses in all material respects, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package and the Prospectus.

(bb) The Company and its Significant Subsidiaries maintain a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd) The Company and its Significant Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed, or have duly requested extensions thereof, and have paid all taxes required to be paid by them, any other assessment, fine or penalty levied against them, except in each case in which the failure to so file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) The financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

(ff) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(g) and or 7(a)(vii).

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(hh) Neither the Company nor any of its Significant Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent,

employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in an material adverse effect on the Company and its subsidiaries taken as a whole.

(jj) To the best of the Company’s knowledge, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants that:

(a) Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Shares.

(b) Such Selling Stockholder has, and immediately prior to the Closing Date on which such Selling Stockholder is selling the Shares, such Selling Stockholder will have, good and valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder hereunder on such Closing Date free and clear of all liens, encumbrances, equities or claims.

(c) Upon payment for the Shares to be sold by such Selling Stockholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(f) The execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or deed of trust (or similar organizational documents) of such Selling Stockholder, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder.

(g) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required for the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Shares by the Underwriters.

(h) All material information with respect to such Selling Stockholder contained in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package (as amended and supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) (i) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Rules and Regulations, (ii) contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and (iii) does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Solely with respect to the Metalmark Selling Stockholders (as defined in Schedule II hereto), such Selling Stockholder is not prompted to sell the Shares by any material non-public information relating to the business, results of operations or prospects of the Company and its subsidiaries of an adverse nature that is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. For this purpose, information that is set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or that otherwise has been made publicly available about the Company shall be deemed to be public information, and any opinion or conclusion that a Metalmark Selling Stockholder may hold, or analysis performed by a Metalmark Selling Stockholder, in its capacity as an investor about the business, results of operations or prospects of the Company and its subsidiaries shall not be information that relates to the business, results of operations or prospects of the Company.

(i) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j) The sale of the Shares by such Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriters.

3. Agreements to Sell and Purchase.

(a) The Selling Stockholders hereby agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, to purchase from each of the Selling Stockholders at a purchase price of $27.70 a share (the “Purchase Price”) the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each Selling Stockholder as set forth in Schedule II hereof opposite its respective name by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.

(b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(c) The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 340,000 Optional Shares, at the purchase price per share set forth in Section 3(a) above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Closing Date (as defined in Section 5 hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(d) The Company and each Selling Shareholder hereby agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during the period ending 75 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by the Company of shares of Common Stock, any option to purchase shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to directors, officers and employees of the Company and its subsidiaries pursuant to bonus, option, incentive, employee stock purchase or other compensatory plans of the Company existing on the date hereof that are described in the Pricing Disclosure Package or filed as an exhibit to the Registration Statement.

4. Terms of Public Offering. The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of the Firm Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Firm Shares are to be offered to the public, in one or more transactions, (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the Applicable Time; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices, as the case may be (the “Public Offering Price”).

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of the Firm Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, on May 28, 2008, or at such other time on the same or such other date, not later than June 4, 2008, as shall be designated in writing by you, and with respect to the Optional Shares, 9:30 a.m. New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. The time and date of such payment, with respect to the Firm Shares, is hereinafter referred to as the “First Closing Date” , such time and date for delivery of the Optional Shares, if not the First Closing Date, is herein called the “Second Closing Date”, and each such time and date for delivery are herein called a “Closing Date”.

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the account of the Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’s Obligations. The obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development that would reasonably be expected to result in a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the most recent Preliminary Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion, a tax opinion and a negative assurance letter of Skadden, Arps, Slate, Meagher, & Flom LLP, special counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibits B, C and D.

(d) The Underwriters shall have received on the Closing Date an opinion of Joseph G. Lewis, assistant general counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit E.

The opinions of Skadden, Arps, Slate, Meagher, & Flom LLP and Joseph G. Lewis described in Sections 6(c) and 6(d), respectively, above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Underwriters shall have received on the Closing Date an opinion of McDermott Will & Emery LLP, counsel for the Selling Stockholders dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit F.

(g) The Underwriters shall have received, on the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also on each Closing Date, a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; provided that such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Company shall have furnished to you, at the Applicable Time and at each Closing Date, a certificate dated as of such date and signed by the chief financial officer of the Company, to the effect set forth in Exhibit G.

(j) Each Selling Stockholder shall have furnished to the Underwriters on the Closing Date a certificate, dated the Closing Date, signed by, or on behalf of, the Selling Stockholder stating that the representations and warranties of such Selling Stockholder contained herein are true and correct on and as of such Closing Date and that such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

7. Covenants of the Company. (a) In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:

(i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time periods specified by Rule 424(b) (without reliance on Rule 424(b)(8));

(ii) To prepare a final term sheet, in a form attached as Schedule IV hereto and approved by the Underwriters, and to file such term sheet under the Securities Act as soon as possible after the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) begins accepting filings on the date immediately after the date of this Agreement;

(iii) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares;

(iv) To advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(v) To furnish to you, without charge, five (5) signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(a)(vii) below, as many copies of the most recent Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, any document incorporated by reference in any Preliminary Prospectus or the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;

(vi) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

(vii) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company shall promptly notify the Underwriters and prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

(viii) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters;

(ix) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon its request, to file such document and to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(x) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request;

(xi) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to you an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations;

(xii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (B) all costs and expenses related to the transfer and delivery of the Shares by the Selling Stockholders to the Underwriters, including any transfer or other taxes payable thereon, (C) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(a)(x) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (D) the costs and charges of any transfer agent, registrar or depositary, (E) the costs and expenses of the Company and the Selling Stockholders relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (F) the document production charges and expenses, if any, associated with printing this Agreement, and (G) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7(a)(xii)(C), Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make. It is further understood that the Company shall be required to pay and cause to be paid fees and disbursements of no more than one counsel for the Selling Stockholders taken as a group. The Selling Stockholders designate McDermott Will & Emery LLP as their counsel for purposes of this Agreement and the fees and disbursements of any other counsel engaged by a Selling Stockholder in connection with the offering of the Shares shall be for the account of the Selling Stockholder engaging such other counsel; and

(xiii) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(b) The Underwriters agree that, without the prior consent of the Company and Goldman, Sachs & Co., other than with respect to one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities and complying with Rule 134 under the Securities Act, they shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriters without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 7(b), shall not be deemed to include information prepared by the Underwriters on the basis of or derived from issuer information.

8. Covenants of the Selling Stockholders. Each Selling Stockholder agrees:

(a) During the period ending 75 days after the date of the Prospectus, such Selling Stockholder will not, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than the Shares), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Goldman, Sachs & Co.

(b) Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Shares; and

(c) To deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person).

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (iii) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriters, or (iv) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus ( a “Non-Prospectus Road Show”) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by the Underwriters through you expressly for use therein, which information consists solely of the statements regarding delivery of Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus.

(b) The Selling Stockholders, severally but not jointly, shall indemnify and hold harmless each Underwriter, each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus or any amendment or supplement thereto, any Permitted Issuer Information or any Non-Prospectus Road Show, as it relates to such Selling Stockholder, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, as it relates to such Selling Stockholder, and shall reimburse the Underwriters, each such controlling person and each affiliate promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters, such controlling person and each affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred; provided that in the case of (i) and (ii) above only insofar as any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information or Non-Prospectus Road Show. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the Shares purchased under the Agreement received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to the Underwriters or any officer, employee or controlling person of the Underwriters.

(c) Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, their respective directors, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter though the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 9(a) and 9(b), and by the Company and the Selling Stockholders, in the case of parties indemnified pursuant to Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling the Underwriters or any affiliate of the Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

11. Defaulting Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Closing Date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Closing Date, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Closing Date, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than a termination of this Agreement by the Underwriters pursuant to Section 10(i), (iii), (iv) or (v) hereof) the Company or any Selling

Stockholder shall be unable to perform their respective obligations under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. No Fiduciary Duty. The Company and Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists with respect to this Offering; (ii) the Underwriters are not acting as an advisor, expert or otherwise, to the Company or the Selling Stockholders, including without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department and in care of Banc of America Securities LLC, One Bryant Park, New York, New York 10036;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to 2366 Bernville Road, Reading, PA 19605, Attention: Richard W. Zuidema (Fax: 610-208-1807);

(c) if to the Metalmark Selling Stockholders (as defined in Schedule II hereto), shall be delivered or sent by mail to such Selling Stockholder at 1221 Avenue of the Americas; New York, NY 10020;

(d) if to the Morgan Stanley Selling Stockholders (as defined in Schedule II hereto), shall be delivered or sent by mail to such Selling Stockholder at 1585 Broadway, New York, NY 10036;

(e) if to the JP Morgan Selling Stockholders (as defined in Schedule II hereto), shall be delivered or sent by mail to such Selling Stockholder c/o J.P. Morgan Investment Management, 522 Fifth Avenue, New York, NY 10036; and

(f) if to First Plaza Group Trust, shall be delivered or sent by mail or facsimile transmission c/o JPMorgan Chase Bank, National Association, 1 Chase Manhattan Plaza, 17th Floor, New York, NY, 10005-1401, Attn: Edward J. Petrow (Fax: 212-552-4535);

(g) if to Performance Direct Investments I, L.P., shall be delivered or sent by mail or facsimile transmission to Performance Equity Management, LLC, C/O PDI I, L.P., Two Pickwick Plaza Suite 310, Greenwich, CT 06830, Attn M. Pinsky (Fax: 203-742-2343).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

EnerSys

By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President—Finance and Chief Financial Officer

Morgan Stanley Dean Witter Capital Partners IV, L.P.

By:	MSDW CAPITAL PARTNERS IV, LLC, as General Partner
By:	MSDW Capital Partners IV, Inc., as Member
By:	METALMARK SUBADVISOR LLC, as attorney-in-fact

By:	/s/ Greg Meyers
Name:	Greg Meyers
Title:	Managing Director

MSDW IV 892 Investors, L.P.

By:	MSDW CAPITAL PARTNERS IV, LLC, as General Partner
By:	MSDW Capital Partners IV, Inc., as Member
By:	METALMARK SUBADVISOR LLC, as attorney-in-fact

By:	/s/ Greg Meyers
Name:	Greg Meyers
Title:	Managing Director

Morgan Stanley Dean Witter Capital Investors IV, L.P.

By:	MSDW CAPITAL PARTNERS IV, LLC, as General Partner
By:	MSDW Capital Partners IV, Inc., as Member
By:	METALMARK SUBADVISOR LLC, as attorney-in-fact

By:	/s/ Greg Meyers
Name:	Greg Meyers
Title:	Managing Director

Morgan Stanley Global Emerging Markets Private Investment Fund, L.P.

By:	MSGEM, LLC, as General Partner
By:	MORGAN STANLEY GLOBAL EMERGING MARKETS, INC., as Member

By:	/s/ Pratish Patel
Name:	Pratish Patel
Title:	Executive Director

Morgan Stanley Global Emerging Markets Private Investors, L.P.

By:	MSGEM, LLC, as General Partner
By:	MORGAN STANLEY GLOBAL EMERGING MARKETS, INC., as Member

By:	/s/ Pratish Patel
Name:	Pratish Patel
Title:	Executive Director

J.P. Morgan Direct Corporate Finance Institutional Investors LLC

By:	JPMorgan Chase Bank, N.A., as investment advisor

By:	/s/ Eduard Beit
Name:	Eduard Beit
Title:	Managing Director

J.P. Morgan Direct Corporate Finance Private Investors LLC

By:	J.P. Morgan Investment Management Inc., as investment advisor

By:	/s/ Eduard Beit
Name:	Eduard Beit
Title:	Managing Director

522 Fifth Avenue Fund, L.P.

By:	J.P. Morgan Investment Management Inc., as investment advisor

By:	/s/ Eduard Beit
Name:	Eduard Beit
Title:	Managing Director

JPMorgan Chase Bank, N.A., as Trustee for First Plaza Group Trust

By:	/s/ Edward J. Petrow
Name:	Edward J. Petrow
Title:	Vice President

Performance Direct Investments I, L.P. (f/k/a GM Capital Partners I, L.P.)

By:	Performance Equity Management, LLC with respect to its Series Performance Direct Investors I, its general partner

By:	/s/ Jeff Barman
Name:	Jeff Barman
Title:	Managing Director

Accepted as of the date hereof

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

Banc of America Securities LLC

By:	/s/ Thomas M. Morrison
Name:	Thomas M. Morrison
Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	1,615,000	161,500
Banc of America Securities LLC	680,000	68,000
Jefferies & Company, Inc.	425,000	42,500
Lehman Brothers Inc.	425,000	42,500
William Blair & Company, L.L.C.	255,000	25,500

Total:	3,400,000	340,000

I-1

SCHEDULE II

List of Selling Stockholders

Selling Stockholder	Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Morgan Stanley Dean Witter Capital Partners IV, L.P.	2,362,126	236,212
MSDW IV 892 Investors, L.P. (collectively, the “Metalmark Selling Stockholders”)	201,271	20,127

Morgan Stanley Dean Witter Capital Investors IV, L.P.	64,556	6,456
Morgan Stanley Global Emerging Markets Private Investment Fund, L.P.	229,816	22,982
Morgan Stanley Global Emerging Markets Private Investors, L.P. (collectively, the “Morgan Stanley Selling Stockholders”)	13,988	1,399

J.P. Morgan Direct Corporate Finance Institutional Investors LLC	216,508	21,651
J.P. Morgan Direct Corporate Finance Private Investors LLC	56,554	5,655
522 Fifth Avenue Fund, L.P. (collectively, the “JP Morgan Selling Stockholders”)	11,377	1,138

JPMorgan Chase Bank, N.A., as Trustee for First Plaza Group Trust	103,852	10,385
Performance Direct Investments I, L.P.	139,952	13,995

Total:	3,400,000	340,000

II-1

SCHEDULE III

List of Company Subsidiaries

EnerSys Capital Inc.

EnerSys European Holding Co.

EnerSys Cayman L.P.

EnerSys Holdings (Luxembourg) Sarl

EnerSys Delaware Inc.

EnerSys SARL

EnerSys Del. LLC I

EnerSys Ltd.

EnerSys Holdings UK Ltd.

Hawker GmbH

EnerSys Energy Products Inc.

EnerSys S.R.L.

EnerSys Cayman Euro L.P. (Cayman 2)

EH Europe GmbH (Switzerland)

Chloride Industrial Batteries Ltd.

III-1

SCHEDULE IV

Pricing Term Sheet	Filed pursuant to Rule 433
dated as of May 21, 2008	Registration File No. 333-151000
Supplementing the Preliminary
Prospectus Supplements
dated May 19, 2008 and the
Prospectus dated May 19, 2008

EnerSys

Concurrent Offerings of

3,400,000 Shares of Common Stock, par value $0.01 per share

(the “Common Stock Offering”)

and

$150,000,000 aggregate original principal amount of

3.375% Convertible Senior Notes due 2038

(the “Convertible Senior Notes Offering”)

This pricing supplement relates only to the concurrent offerings of common stock and 3.375% Convertible Senior Notes due 2038 and should be read together with (1) the preliminary prospectus supplement, dated May 19, 2008, relating to the Common Stock Offering, including the documents incorporated therein by reference, (2) the preliminary prospectus supplement, dated May 19, 2008, relating to the Convertible Senior Notes Offering, including the documents incorporated therein by reference, and (3) the related base prospectus, dated May 19, 2008, each filed pursuant to Rule 424(b) under the Securities Act, Registration Statement No. 333-151000.

Issuer:	EnerSys, a Delaware corporation

Common stock symbol:	NYSE: “ENS”
Common Stock Offering

Title of Securities:	Common stock, par value $0.01 per share, of the Issuer

Shares Offered and Sold:	3,400,000 (3,740,000 if the underwriters exercise in full their option to purchase additional shares) offered and sold by certain stockholders

Public Offering Price per Share:	$29.00
Convertible Senior Notes Offering

Notes:	3.375% Convertible Senior Notes due 2038

Aggregate Original Principal Amount Offered:	$150,000,000

Over-allotment Option:	$22,500,000

Maturity Date:	June 1, 2038

Interest; Accretion:	3.375% per annum, accruing from the Settlement Date (as defined below) through June 1, 2015; principal accretion at 3.375% per annum thereafter

Interest Payment Dates:	June 1 and December 1 of each year, beginning on December 1, 2008 and ending on June 1, 2015

Contingent Interest:	Beginning with the six-month interest period commencing on June 1, 2015, if the trading price of the Notes for each of the five trading days ending on, and including, the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 130% of the accreted principal amount of the Notes, the Issuer will pay contingent interest equal to 0.40% of the average trading price of $1,000 original principal amount of the Notes during such five trading day period.

Initial Price to Public:	100.0% of the principal amount of the Notes

Net Proceeds, before Expenses, to Issuer after Underwriting Discount:	97.5%

Conversion Premium:	Approximately 40% above the Public Offering Price Per Share in the Common Stock Offering

Conversion Price:	Approximately $40.60 per share of Issuer’s common stock, subject to adjustment

Conversion Rate:	24.6305 shares of Issuer’s common stock per $1,000 in original principal amount of Notes, subject to adjustment

Last Reported Sale Price per Share of the Common Stock on the New York Stock Exchange as of May 21, 2008:	$30.19

Optional Redemption:	Beginning on June 6, 2015, the Issuer may redeem any or all of the outstanding Notes (except for any Notes that the Issuer is required to repurchase as described below opposite the captions “Optional Put by the Holders” and “Fundamental Change Repurchase Right”), for cash at a redemption price equal to 100% of the accreted principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any.

Optional Put by the Holders:	Holders may require the Issuer to repurchase all or part of their Notes on June 1, 2015, June 1, 2018, June 1, 2023, June 1, 2028 and June 1, 2033, provided such holder has properly delivered and not withdrawn a written repurchase notice with respect to such Notes, at a repurchase price equal to 100% of the accreted principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.

Fundamental Change Repurchase Right:	If a “fundamental change” occurs at any time, each holder of Notes will have the right, at its option, to require the Issuer to repurchase in cash all of such holder’s Notes, or any portion of the original principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of the Issuer’s choosing that is not less than 15 nor more than 35 days after the date of the “fundamental change repurchase right notice,” at a repurchase price equal to 100% of the accreted principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

Use of Proceeds:

The Issuer estimates that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriters’ discounts and commissions, will be approximately $145.8 million (approximately $167.7 million if the underwriters exercise their over-allotment option to purchase additional Notes in full).

The Issuer intends to use the net proceeds of this offering (including any proceeds the Issuer receives if the underwriters exercise their overallotment option) to pay down outstanding indebtedness under the Issuer’s existing senior secured term loan B, under which $351.4 million in principal amount was outstanding as of May 16, 2008, and which bears interest at a floating rate and matures on March 17, 2011.

Joint Book-Running Managers:	Goldman, Sachs & Co. Banc of America Securities LLC

Co-Managers:	Wachovia Capital Markets, LLC PNC Capital Markets LLC

Pricing Date:	May 21, 2008

Trade Date:	May 22, 2008

Settlement Date:	May 28, 2008

Listing:	None

CUSIP / ISIN:	29275Y AA0 / US29275YAA01

Comparable Yield:	The Issuer has determined that the comparable yield for the Notes is 8.50%, compounded semi-annually.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:	The following table sets forth the adjustments to the conversion rate, expressed as a number of additional shares by which the conversion rate will be increased per $1,000 in original principal amount of the Notes, in connection with a make-whole fundamental change:

	Make-Whole Reference Date
Stock Price	May 28, 2008	June 1, 2009	June 1, 2010	June 1, 2011	June 1, 2012	June 1, 2013	June 1, 2014	June 6, 2015
$29.00	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522
$30.00	9.2954	8.8911	8.7028	8.7028	8.7028	8.7028	8.7028	8.7028
$31.00	8.8025	8.3891	8.0321	7.7251	7.6275	7.6275	7.6275	7.6275
$32.00	8.3503	7.9298	7.5572	7.2227	6.8920	6.6195	6.6195	6.6195
$34.00	7.5514	7.1223	6.7264	6.3492	5.9516	5.5082	4.9981	4.7812
$36.00	6.8703	6.4382	6.0280	5.6215	5.1768	4.6560	3.9933	3.1472
$40.00	5.7785	5.3524	4.9324	4.4963	4.0012	3.3967	2.5705	0.3695
$45.00	4.7745	4.3686	3.9582	3.5199	3.0145	2.3922	1.5442	0.0000
$50.00	4.0371	3.6578	3.2692	2.8489	2.3642	1.7740	1.0031	0.0000
$60.00	3.0433	2.7201	2.3858	2.0226	1.6102	1.1280	0.5615	0.0000
$75.00	2.1812	1.9301	1.6706	1.3909	1.0822	0.7392	0.3712	0.0000
$90.00	1.6739	1.4762	1.2730	1.0556	0.8201	0.5642	0.2922	0.0000
$120.00	1.1035	0.9736	0.8410	0.7002	0.5489	0.3840	0.2031	0.0000
$150.00	0.7885	0.6973	0.6047	0.5062	0.4000	0.2823	0.1503	0.0000
$200.00	0.4903	0.4347	0.3789	0.3193	0.2546	0.1814	0.0974	0.0000
$250.00	0.3207	0.2844	0.2484	0.2100	0.1686	0.1212	0.0657	0.0000

The exact stock prices and make-whole reference dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the make-whole reference date is between two dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $250.00 per share, subject to adjustment, no additional shares will be added to the conversion rate.

•	If the stock price is less than $29.00 per share, subject to adjustment, no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 34.4827 shares of common stock per $1,000 in original principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the preliminary prospectus supplement.

Accreted Principal for the Notes:	The following table sets forth the accreted principal amounts for the Notes as of the specified dates during the period from June 1, 2015 through the maturity date:

Date	Accreted Principal Amount
June 1, 2015	$1,000.00
December 1, 2015	$1,016.88
June 1, 2016	$1,034.03
December 1, 2016	$1,051.48
June 1, 2017	$1,069.23
December 1, 2017	$1,087.27
June 1, 2018	$1,105.62
December 1, 2018	$1,124.28
June 1, 2019	$1,143.25
December 1, 2019	$1,162.54
June 1, 2020	$1,182.16
December 1, 2020	$1,202.11
June 1, 2021	$1,222.39
December 1, 2021	$1,243.02
June 1, 2022	$1,264.00
December 1, 2022	$1,285.33
June 1, 2023	$1,307.02
December 1, 2023	$1,329.07
June 1, 2024	$1,351.50
December 1, 2024	$1,374.31
June 1, 2025	$1,397.50
December 1, 2025	$1,421.08
June 1, 2026	$1,445.06
December 1, 2026	$1,469.45
June 1, 2027	$1,494.24
December 1, 2027	$1,519.46
June 1, 2028	$1,545.10
December 1, 2028	$1,571.17
June 1, 2029	$1,597.69
December 1, 2029	$1,624.65
June 1, 2030	$1,652.06
December 1, 2030	$1,679.94
June 1, 2031	$1,708.29
December 1, 2031	$1,737.12

June 1, 2032	$1,766.43
December 1, 2032	$1,796.24
June 1, 2033	$1,826.55
December 1, 2033	$1,857.38
June 1, 2034	$1,888.72
December 1, 2034	$1,920.59
June 1, 2035	$1,953.00
December 1, 2035	$1,985.96
June 1, 2036	$2,019.47
December 1, 2036	$2,053.55
June 1, 2037	$2,088.20
December 1, 2037	$2,123.44
June 1, 2038	$2,159.28

The accreted principal amount of a note between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.

The Issuer has filed a registration statement (including a prospectus dated as of May 19, 2008 and preliminary prospectus supplements dated May 19, 2008) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained by calling Goldman, Sachs & Co. toll-free at 866-471-2526 or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001.

This communication should be read in conjunction with the preliminary prospectus supplements dated May 19, 2008 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.